Exhibit 99.1

Press Release

Contact:

Charles F. Cargile, 949/863-3144

Newport Corporation, Irvine, CA

investor@newport.com

or

Rob Fink, 212/896-1206

KCSA Strategic Communications

newport@kcsa.com

NEWPORT CORPORATION REPORTS FOURTH QUARTER

AND YEAR END 2012 RESULTS

Irvine, California — February 20, 2013 — Newport Corporation (NASDAQ: NEWP) today reported financial results for its fourth quarter and full year ended December 29, 2012, and its outlook for 2013.  The company noted the following regarding the fourth quarter results:

•                  Net sales of $141.6 million;

•                  Net loss attributable to Newport Corporation of $112.8 million, or $2.94 per share, when measured according to generally accepted accounting principles (GAAP);

•                  Non-GAAP net income of $14.3 million, or $0.37 per diluted share, excluding the impairment of assets related to Ophir, acquisition expenses, restructuring and severance costs, the amortization of intangible assets, stock-based compensation expense, and the tax impact of excluded amounts; and

•                  Cash generated from operations of $27.1 million, which contributed to an increase in cash and marketable securities of $23.5 million in the fourth quarter, to $100.4 million.

Commenting on the results, Robert J. Phillippy, Newport’s President and Chief Executive Officer, stated, “The fourth quarter was another demonstration of solid operational execution by the Newport team.  Our non-GAAP operating income, non-GAAP earnings per share and cash from operations all reached their highest levels of the year, despite a slight sequential reduction in revenue.  We continue to implement our strategic plan, with specific focus on long-term growth initiatives and effective operational execution, to position Newport to achieve significant growth in sales and profitability in the future.”

Sales and Orders

Newport’s sales and orders by end market were as follows:

	Three Months Ended		Year Ended		Percentage Change vs. Prior Year Period
					Fourth	Year
	December 29,	December 31,	December 29,	December 31,	Quarter	Ended
(In thousands, except percentages, unaudited)	2012	2011 (1)	2012	2011 (1)	2012	2012

Sales by End Market

Scientific research and defense/security	$51,630	$60,826	$202,548	$183,702	-15.1%	10.3%
Microelectronics	28,632	35,778	138,773	157,786	-20.0%	-12.0%
Life and health sciences	32,283	37,985	132,268	120,037	-15.0%	10.2%
Industrial manufacturing and other	29,098	26,324	121,757	83,529	10.5%	45.8%
Total	$141,643	$160,913	$595,346	$545,054	-12.0%	9.2%

Orders by End Market

Scientific research and defense/security	$52,771	$55,787	$203,379	$183,526	-5.4%	10.8%
Microelectronics	26,153	31,701	142,900	163,536	-17.5%	-12.6%
Life and health sciences	26,975	37,258	143,275	113,869	-27.6%	25.8%
Industrial manufacturing and other	27,973	26,226	122,481	82,065	6.7%	49.2%
Total	$133,872	$150,972	$612,035	$542,996	-11.3%	12.7%

Notes:

(1)                                 Certain prior period amounts have been reclassified to conform to the current period presentation.

In the fourth quarter of 2012, the company’s sales and orders decreased 12.0% and 11.3%, respectively, compared with the fourth quarter of 2011, due to weakness in most of its end markets.  However, the company noted that sales to and orders from customers in its industrial manufacturing and other end markets increased 10.5% and 6.7%, respectively, compared with the prior year period.

On a sequential basis, sales declined slightly compared with the third quarter of 2012, due to weaker demand in the microelectronics and industrial manufacturing markets, offset by higher sales to customers in the scientific research and life and health sciences markets.  New orders in the fourth quarter of 2012 declined 6.9% compared with the third quarter level, due primarily to lower demand from customers in the microelectronics and life and health sciences end markets, offset in part by higher demand from customers in the scientific research and industrial manufacturing end markets.

Operating Income (Loss) and Net Income (Loss)

Newport reported an operating loss for the fourth quarter of 2012 of $116.3 million when calculated in accordance with GAAP.  This operating loss was due to a $130.9 million non-cash charge relating to the impairment of goodwill, intangible and other assets associated with the acquisition of Ophir.  On a non-GAAP basis, excluding the impairment charge related to Ophir, acquisition-related expenses, restructuring and severance costs, amortization of intangible assets and stock-based compensation expense, the company’s operating income for the fourth quarter of 2012 was $21.6 million, or 15.2% of net sales.

On a GAAP basis, the company reported a net loss attributable to Newport Corporation for the fourth quarter of 2012 of $112.8 million, or $2.94 per share.  On a non-GAAP basis, excluding the items referenced above and the tax impact of such excluded amounts, net income for the fourth quarter of 2012 was $14.3 million, or $0.37 per diluted share.

The company has provided a reconciliation of its gross profit, operating income, net income and net income per diluted share calculated in accordance with GAAP and on a non-GAAP basis on page 7 of this release.  Management believes that the supplemental presentation of non-GAAP financial information provides insight into the company’s core business results, as well as a more meaningful comparison of its financial results between periods.

Cash, Cash Equivalents and Marketable Securities

In the fourth quarter of 2012, Newport generated $27.1 million in cash from operations, which was the highest level in any quarter of the year.  During the full year of 2012, Newport generated cash from operations of $81.4 million and reduced its total indebtedness by $39.5 million, or 18%.  As of December 29, 2012, the company had a total of $100.4 million in cash and marketable securities.

Financial Outlook

Commenting on Newport’s outlook for 2013, Mr. Phillippy said, “Over the past year we have integrated our recent acquisitions, improved operational efficiencies and increased our cash generation despite very challenging market conditions.  Based on the input we have received from our customers, we expect market conditions to improve during the course of 2013 and our sales to increase in the second half of the year.  However, we have not yet seen a meaningful increase in order activity, and based on our current backlog we expect our net sales in the first quarter of 2013 to be slightly lower on a sequential basis.  Additionally, we expect our non-GAAP operating income and non-GAAP earnings per diluted share to decline sequentially in the first quarter, due to an increase in our operating expenses resulting from the seasonal nature of some expenses and continued investment to fund our growth initiatives.  We expect the benefit of these investments, coupled with improved market conditions, to position us well to deliver solid financial results in 2013 and beyond.”

ABOUT NEWPORT CORPORATION

Newport Corporation is a leading global supplier of advanced-technology products and systems to customers in the scientific research and defense/security, microelectronics, life and health sciences and industrial manufacturing markets.  Newport’s innovative solutions leverage its expertise in advanced technologies, including lasers, photonics and precision motion equipment, and optical components and sub-systems, to enhance the capabilities and productivity of its customers’ manufacturing, engineering and research applications.  Newport is part of the Standard & Poor’s SmallCap 600 Index and the Russell 2000 Index.

To download Newport’s investor relations app, which offers access to its SEC filings, press releases, videos, audiocasts and more, please visit Apple’s App Store for the iPhone and iPad or Google Play for Android mobile devices.

INVESTOR CONFERENCE CALL

Robert J. Phillippy, President and Chief Executive Officer, and Charles F. Cargile, Senior Vice President and Chief Financial Officer, will host an investor conference call today, February 20, 2013, at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to review the company’s results for the fourth quarter of 2012 and business outlook for 2013.  The call will be open to all interested investors through a live audio web broadcast via the Internet at www.newport.com/investors.  The call also will be available to investors and analysts by dialing 877-889-9587 within the U.S. and Canada or 973-935-2046 from abroad.  The passcode to enter the conference call is 94827664.

The webcast will be archived on the Newport website and can be reached through the same link.  An archived webcast will also be available on Newport’s investor relations app.  A telephonic playback of the conference call will be available by calling 855-859-2056 within the U.S. and Canada and 404-537-3406 from abroad.  Playback will be available beginning at 6:00 p.m. Eastern time on Wednesday, February 20, 2013, and continue through 11:59 p.m. Eastern time on Wednesday, February 27, 2013.  The replay passcode is 94827664.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, including without limitation statements regarding the company’s expectation of significant future growth in sales and profitability resulting from its focus on its long-term growth initiatives and its effective operational execution, its expectation of improved market conditions during the course of 2013, Newport’s expected sales, operating expenses, non-GAAP operating income and non-GAAP earnings per diluted share levels in the first quarter of 2013, and the company’s expectation of increased sales in the second half of 2013 and solid financial results in 2013 and beyond.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  Assumptions relating to the foregoing involve judgments and risks with respect to, among other things, Newport’s ability to achieve expected benefits from the integration of acquired businesses and its other cost savings initiatives; the strength of business conditions in the industries Newport serves, particularly the semiconductor and defense/security industries; Newport’s ability to successfully penetrate and increase sales to its targeted end markets; the levels of private and governmental research funding worldwide; potential order cancellations and push-outs; future economic, competitive and market conditions, including those in Europe and Asia and those related to its strategic markets; whether its products will continue to achieve customer acceptance; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Newport.  Certain of these judgments and risks are discussed in more detail in Newport’s periodic reports filed with the Securities and Exchange Commission.  Although Newport believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized.  In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Newport or any other person that Newport’s objectives or plans will be achieved.  Newport undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###

Newport Corporation

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended		Year Ended
	December 29,	December 31,	December 29,	December 31,
(In thousands, except per share amounts)	2012	2011	2012	2011

Net sales	$141,643	$160,913	$595,346	$545,054
Cost of sales	78,815	94,515	334,758	305,325
Gross profit	62,828	66,398	260,588	239,729

Selling, general and administrative expenses	35,914	47,007	159,181	140,636
Research and development expense	12,395	13,485	52,714	45,270
Impairment charge	130,853	—	130,853	—
Operating income (loss)	(116,334)	5,906	(82,160)	53,823

Foreign currency translation gain from dissolution of subsidiary	—	—	—	7,198
Recovery of note receivable and other amounts related to previously discontinued operations, net	—	—	—	619
Gain on sale of investments	—	—	6,248	—
Loss on extinguishment of debt	—	(582)	—	(582)
Interest and other expense, net	(1,462)	(3,554)	(8,559)	(10,550)
Income (loss) before income taxes	(117,796)	1,770	(84,471)	50,508

Income tax provision (benefit)	(4,665)	(32,709)	5,479	(29,154)
Net income (loss)	(113,131)	34,479	(89,950)	79,662
Net loss attributable to non-controlling interests	(326)	(46)	(527)	(46)
Net income (loss) attributable to Newport Corporation	$(112,805)	$34,525	$(89,423)	$79,708

Net income (loss)	$(113,131)	$34,479	$(89,950)	$79,662
Other comprehensive income (loss):
Foreign currency translation gains (losses)	1,668	(1,573)	1,169	(10,222)
Unrecognized net pension gains (losses)	(2,339)	7	(2,243)	551
Unrealized gains (losses) on marketable securities	168	(84)	48	(365)
Comprehensive income (loss)	$(113,634)	$32,829	$(90,976)	$69,626

Comprehensive loss attributable to non-controlling interests	$(384)	$(57)	$(593)	$(57)
Comprehensive income (loss) attributable to Newport Corporation	(113,250)	32,886	(90,383)	69,683
Comprehensive income (loss)	$(113,634)	$32,829	$(90,976)	$69,626

Net income (loss) per share attributable to Newport Corporation:
Basic	$(2.94)	$0.92	$(2.35)	$2.13
Diluted	$(2.94)	$0.90	$(2.35)	$2.06

Shares used in the computation of net income (loss) per share:
Basic	38,316	37,602	38,133	37,407
Diluted	38,316	38,495	38,133	38,673

Other operating data:
New orders received during the period	$133,872	$150,972	$612,035	$542,996
Backlog at the end of period scheduled to ship within 12 months			$154,216	$168,697

Newport Corporation

Supplemental Non-GAAP Measures

(Unaudited)

	Three Months Ended		Year Ended
(In thousands, except per share amounts)	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011

Net Sales	$141,643	$160,913	$595,346	$545,054

Cost of sales:
Cost of sales - GAAP	$78,815	$94,515	$334,758	$305,325
Amortization of intangible assets	890	180	2,321	720
Stock-based compensation expense	203	134	693	488
Acquisition-related costs	—	3,844	808	3,844
Non-GAAP cost of sales	77,722	90,357	330,936	300,273
Non-GAAP gross profit	$63,921	$70,556	$264,410	$244,781

Non-GAAP gross profit as a percentage of net sales	45.1%	43.8%	44.4%	44.9%

Operating income (loss):
Operating income (loss) - GAAP	$(116,334)	$5,906	$(82,160)	$53,823
Impairment charge	130,853	—	130,853	—
Amortization of intangible assets	2,878	4,955	17,701	7,753
Stock-based compensation	2,104	1,522	8,369	6,201
Acquisition-related costs	785	7,857	5,127	10,955
Restructuring and severance costs	1,288	1,175	3,134	2,174
Gain on sale of assets	—	—	(166)	—
Non-GAAP operating income	$21,574	$21,415	$82,858	$80,906

Non-GAAP operating income as a percentage of net sales	15.2%	13.3%	13.9%	14.8%

Net income (loss) attributable to Newport Corporation:
Net income (loss) - GAAP	$(112,805)	$34,525	$(89,423)	$79,708
Impairment charge	130,853	—	130,853	—
Foreign currency translation gain from dissolution of subsidiary	—	—	—	(7,198)
Amortization of intangible assets	2,878	4,955	17,701	7,753
Stock-based compensation	2,104	1,522	8,369	6,201
Acquisition-related costs	785	7,857	5,127	10,955
Restructuring and severance costs	1,288	1,175	3,134	2,174
Gain on sale of assets	—	—	(6,414)	(619)
Loss on extinguishment of debt	—	582	—	582
Commitment fee for interim revolving line of credit	—	—	—	500
Release of valuation allowance against certain deferred tax assets	—	(34,052)	(1,815)	(34,052)
Income tax provision on non-GAAP adjustments	(10,848)	(1,162)	(15,842)	(2,224)
Non-GAAP net income	$14,255	$15,402	$51,690	$63,780

Net income (loss) per diluted share attributable to Newport Corporation:
Net income (loss) - GAAP	$(2.94)	$0.90	$(2.35)	$2.06
Total non-GAAP adjustments	3.31	(0.50)	3.68	(0.41)
Non-GAAP net income per diluted share	$0.37	$0.40	$1.33	$1.65

Dilutive shares used in computation of non-GAAP net income	38,764	38,495	38,810	38,673

Newport Corporation

Consolidated Balance Sheets

(Unaudited)

	December 29,	December 31,
(In thousands)	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$88,767	$55,701
Restricted cash	3,107	12,367
Marketable securities	8,498	4,787
Accounts receivable, net	89,445	97,690
Notes receivable, net	1,536	2,091
Inventories, net	108,728	112,968
Deferred income taxes	19,872	30,339
Prepaid expenses and other current assets	17,727	15,374
Total current assets	337,680	331,317

Property and equipment, net	82,843	89,873
Goodwill	79,586	143,259
Deferred income taxes	5,646	9,289
Intangible assets, net	77,446	150,572
Investments and other assets	37,760	39,759
	$620,961	$764,069

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings, net	$32,985	$45,149
Accounts payable	31,061	30,856
Accrued payroll and related expenses	29,096	36,914
Accrued expenses and other current liabilities	34,696	39,800
Total current liabilities	127,838	152,719

Long-term debt, net	150,758	178,043
Accrued pension liabilities	27,764	24,444
Other liabilities	23,783	36,586

Total stockholders’ equity of Newport	289,432	370,258
Non-controlling interests	1,386	2,019
Total stockholders’ equity	290,818	372,277
	$620,961	$764,069